Exhibit 15.1

Consent of Shandong Haoxin Certified Public Accountants Co., Ltd.

We hereby consent to the incorporation by reference in this Annual Report on Form 20-F of Qutoutiao Inc. of our report dated May 15, 2024 relating to the financial statements, which appears in this Form 20-F.

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd.

Weifang, the People’s Republic of China

May 15, 2024